CWHL 05-30

Whole Loan 30YR Jumbo

AAA Size

$500MM approx.

GWAC

5.98% +/-10bps

WAM

358 +/- 2 months

Avg Loan Balance

$581K approx.

California

40% approx.

SF / PUD

94% approx.

Owner Occupancy

93% approx.

Cashout

34% approx.

WA FICO

741 approx.

WA LTV

73% approx.

Interest Only Loans

20.0% approx.

AAA Ratings

2 of 3 (S&P, Moodys. Fitch)

Estimated Subordination Level

3.80% approx.

Pricing Speed

300% PSA

Settlement Date

11/30/05

All numbers approximate.

All tranches subject to 10% size variance.

10% Cleanup Call

The information herein has been provided solely by UBS Securities LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Securities LLC.